As filed with the Securities and Exchange Commission on December 4, 2007

Registration No. 333-128440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENDEAVOR ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3200600
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

970 West Broadway, PMB 402

Jackson, Wyoming 83001

(307) 633-2831

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Ledecky

President and Chief Executive Officer

Endeavor Acquisition Corp.

970 West Broadway, PMB 402

Jackson, Wyoming 83001

(307) 633-2831

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy To:

David Alan Miller

Brian L. Ross

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 19th Floor

New York, New York 10174

(212) 818-8800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective until such time that all of the shares of common stock being offered hereunder have been sold.

If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 relates solely to the shares of common stock issuable upon exercise of warrants that were previously issued to public investors in connection with the registrant’s initial public offering and the units issuable upon exercise of a unit purchase option that was previously issued to the underwriters and which were (together with certain other securities of the registrant) initially registered by the registrant on the Registration Statement on Form S-1 (File No. 333-128440) declared effective by the Securities and Exchange Commission on or about December 15, 2005. This Post-Effective Amendment No. 1 on Form S-3 is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December     , 2007

PROSPECTUS

Endeavor Acquisition Corp.

16,860,745 Shares of Common Stock

350,000 Units

350,000 Warrants

This prospectus relates to 16,160,745 shares of our common stock, par value $0.0001 per share, which are issuable upon the exercise of warrants originally issued in our initial public offering pursuant to a prospectus dated December 15, 2005. In order to obtain the shares, the holders of the warrants issued in our initial public offering must pay an exercise price of $6.00 per share for the 16,160,745 shares underlying these warrants or elect cashless exercise utilizing the value of such warrants based on the difference between the then current market price per share of Endeavor common stock and the pre-share exercise price of the warrants. See section of this prospectus entitled “Cashless Exercise Rights.” We will receive proceeds from any cash-based exercise of the warrants but not from any cashless exercise or any sale of the underlying common stock. The warrants expire on December 14, 2009 at 5:00 p.m., New York City time. Endeavor may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, which period may begin prior to consummation of the acquisition of American Apparel, Inc. and affiliated companies described herein (“American Apparel Acquisition”). As of December 3, 2007, this condition would have been met.

Under the terms of the acquisition agreement governing the American Apparel Acquisition, Endeavor has agreed that in connection with any redemption of the warrants, Endeavor will afford all of the holders thereof the right and opportunity to exercise their warrants on a “cashless” basis utilizing the value of such warrants based on the difference between the then current market price per share of Endeavor common stock and the pre-share exercise price of the warrants. See section of this prospectus entitled “Cashless Exercise Rights.”

This prospectus also relates to 350,000 units, each consisting of one share of common stock and one warrant, which are issuable upon the exercise of a unit purchase option originally issued in our initial public offering to Ladenburg Thalmann & Co. Inc. and

Broadband Capital Management, LLC, certain of the underwriters, pursuant to a prospectus dated December 15, 2005. In order to obtain the units, the holders of the unit purchase option must pay an exercise price of $10.00 per unit for the 350,000 units underlying this option or utilize the cashless exercise provision provided for therein. The units will become exercisable upon consummation of Endeavor’s proposed acquisition of American Apparel, Inc. and its affiliate companies. In order to obtain the shares underlying the warrants included in such units, the holders of the warrants issued upon exercise of the unit purchase option must pay an exercise price of $6.00 per share for the 350,000 shares underlying these warrants or utilize the cashless exercise provision provided for therein. See section of this prospectus entitled “Cashless Exercise Rights.” We will receive proceeds from any cash-based exercise of the unit purchase option and cash-based exercise of the underlying warrants but not from any cashless exercise or any sale of the underlying common stock.

Our units, shares of common stock and warrants are currently traded on the American Stock Exchange under the symbols “EDA-U,” “EDA” and “EDA-WT,” respectively. As of November 30, 2007, the closing sale price of our units was $22.45, the closing sale price of our common stock was $14.75 and the closing sale price of our warrants was $7.65.

We are located at 970 West Broadway, PMB 402, Jackson, Wyoming 83001. Our telephone number is (307) 633-2831.

Investing in our securities involves a high degree of risk. See Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges for a discussion of information that should be considered before buying shares of our common stock and warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2007

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements and other information incorporated by reference from our other filings with the Securities and Exchange Commission (“SEC”). Unless otherwise stated in this prospectus, references to “registrant,” “we,” “us” or “our company” refer to Endeavor Acquisition Corp. An investment in our shares of common stock involves risks. Therefore carefully consider the information provided under Item 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

Endeavor

We were formed as a blank check company, named Endeavor Acquisition Corp., to effect a acquisition with an unidentified operating business. On December 21, 2005, we consummated our initial public offering (“IPO”) of 15,000,000 units, comprised of 15,000,000 shares and 15,000,000 warrants, and received net proceeds of approximately $113.5 million. In January 2006, we closed on an additional 1,160,745 units, comprised of 1,160,745 shares and 1,160,745 warrants, that were subject to the underwriters’ over-allotment option and received additional net proceeds of approximately $8.8 million. The units were sold at an offering price of $8.00 per unit. Each unit consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase from us one share of our common stock at an exercise price of $6.00 per share.

An amount of approximately $121 million of the net proceeds of the IPO and overallotment was placed in an interest-bearing trust account. As of November 16, 2007 approximately $128.7 million was held in trust. At the closing of the proposed acquisition of American Apparel, $1.825 million of the amount held in trust is to be paid to Ladenburg Thalmann & Co. as deferred commissions from the IPO.

In the IPO, we also sold to the underwriters, for $100, as additional compensation, unit purchase options to purchase up to a total of 350,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered in the IPO.

Acquisition of American Apparel

As described in Endeavor’s definitive proxy statement filed with the Securities and Exchange Commission on November 28, 2007 (“November 2007 Proxy Statement”), Endeavor entered into an amended and restated agreement and plan of reorganization dated as of November 7, 2007 (the “Acquisition Agreement”), among Endeavor, AAI Acquisition, LLC, a California limited liability company and wholly owned subsidiary of Endeavor (“Merger Sub”), American Apparel Inc., a California corporation (“AAI”), American Apparel, LLC, a California limited liability company (“LLC”), each of American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. (together, the “CI companies” and, collectively with AAI and LLC, “American Apparel”), Dov Charney, a principal stockholder and member of AAI and LLC, respectively (“Mr. Charney”), Sang Ho Lim, the other principal stockholder and member of AAI and LLC, respectively (“Mr. Lim”), and the stockholders of each of the CI companies (the “CI Stockholders”). The Acquisition Agreement amended and restated in its entirety the agreement and plan of reorganization, dated as of December 18, 2006 (the “Original Agreement”), by and among Endeavor, AAI Acquisition Corp., AAI, LLC, the CI companies, Mr. Charney, Mr. Lim and the CI Stockholders.

This proposed acquisition requires approval by the stockholders of Endeavor. The special meeting of Endeavor’s stockholders to consider the acquisition will be held at 10:00 a.m., eastern time, on December 12, 2007, at the offices of Graubard Miller, Endeavor’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174.

If the acquisition is approved, the business of the combined companies will be that of American Apparel and its affiliated companies.

American Apparel’s Business

American Apparel is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel. As of September 30, 2007, American Apparel operated 165 retail stores in 13 countries, including the United States, Canada, Mexico, England, Germany, France, Italy, the Netherlands, Sweden, Switzerland, Israel, Japan and South Korea, either directly or through one or more subsidiaries. American Apparel also operates a leading wholesale business that supplies t-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, since 2004 American Apparel operates an online retail e-commerce website at www.americanapparelstore.com.

American Apparel currently has the following US-domiciled subsidiaries: American Apparel Retail, Inc., American Apparel Dyeing and Finishing, Inc., and KCL Knitting, LLC. Additionally, American Apparel operates its retail and wholesale business through the following direct and indirect foreign subsidiaries: American Apparel Canada Wholesale Inc., American Apparel Canada Retail Inc., American Apparel Deutschland GmbH, American Apparel Spain, S.L., American Apparel Italia GmbH, American Apparel (UK) Limited, American Apparel (Carnaby) Limited, American Apparel Mexico S DE RL DE CU, American Apparel Mexico Labor, LLC, American Apparel Japan Co., Ltd., American Apparel Korea Co., Ltd. and American Apparel Retail (Israel), Ltd.

American Apparel operates principally out of its 800,000 square foot facility in downtown Los Angeles, which houses its executive offices, as well as its cutting, sewing, and distribution operations. American Apparel operates a knitting facility in Los Angeles, as well as a dyeing and finishing facility in Hawthorne, California. American Apparel’s domestic manufacturing operations allow American Apparel to quickly respond to customer demand and react faster to changing fashion trends. American Apparel’s products are noted for their quality and fit, and American Apparel’s edgy, distinctive branding has differentiated it in the marketplace. “American Apparel®” is a registered trademark of American Apparel, Inc.

American Apparel was founded in 1998 as a limited liability company in the state of California. In 2003, it was converted to a corporation. In 2004, it elected to be treated as a Subchapter S corporation. Since inception, American Apparel has operated its wholesale business. In October 2003, American Apparel opened its first retail store in Los Angeles. In 2004, American Apparel began its online retail operations, and opened its first stores in Canada and Europe. In 2005, it opened its first store in Asia.

November 2007 Proxy Statement

The November 2007 Proxy Statement:

•	discusses the proposed acquisition with American Apparel;

•	provides relevant historical financial information for each of Endeavor, AAI and the CI companies and pro forma financial information for the combined companies; and

•	provides a detailed description of American Apparel’s business, operations and financial results.

The November 2007 Proxy Statement and all exhibits thereto are incorporated herein by reference and we urge any potential investor in our securities to read it.

Unless the context otherwise indicates, the information in this prospectus assumes the proposed acquisition will be approved by the stockholders of Endeavor and the acquisition will be consummated. If the acquisition is not approved and consummated by December 15, 2007, Endeavor will liquidate and will not seek effectiveness of the registration statement of which this prospectus forms a part.

THE OFFERING

Securities Offered:	16,160,745 shares of common stock underlying warrants with an exercise price of $6.00 per share. The warrants expire on December 14, 2009.

350,000 units, including 350,000 shares of common stock and 350,000 warrants, underlying a unit purchase option with an exercise price of $10.00 per unit. The unit purchase option expires on the 30th day after consummation of the proposed acquisition of American Apparel.

350,000 shares of common stock, underlying the unit purchase option warrants with an exercise price of $6.00 per share. The warrants expire on December 14, 2009.

Number of shares of common stock outstanding before this offering:	57,168,810 shares[1]

Number of shares of common stock to be outstanding after this offering:	74,029,555 shares, assuming exercise of the unit purchase option and all of the warrants.[1]

AMEX symbol for our units:	EDA-U

AMEX symbol for our common stock:	EDA

AMEX symbol for our warrants:	EDA-WT

Offering proceeds:	Assuming the exercise of the unit purchase option and all the warrants for cash, we would receive gross proceeds of $102,564,470. To the extent the unit purchase option and warrants are exercised on a for-cash basis, we intend to use the proceeds for working capital, operating expenses and other general corporate purposes. If at the time the warrants are exercised we have incurred indebtedness, we may also use the proceeds to repay indebtedness.

[1]

These figures do not include 7,710,000 shares of our common stock that will be available under the 2007 performance equity plan being considered for approval by Endeavor’s stockholders at the special meeting of stockholders on December 12, 2007 as part of the proposed acquisition of American Apparel.

These figures reflect the number included in the actual number of shares outstanding as of December 3, 2007, which was 19,910,745, and also 37,258,065 shares of our common stock issuable in the acquisition with American Apparel and assumes:

•

that no shares of our currently outstanding common stock are converted into cash in connection with the vote of Endeavor’s stockholders at the special meeting called to consider and vote upon the acquisition, as described in the November 2007 Proxy Statement; and

•	that all warrants and the unit purchase options are exercised through the payment of cash and not on a cashless basis.

CASHLESS EXERCISE RIGHTS

If we call the warrants for redemption, we will offer all holders that wish to exercise warrants the right to do so on a “cashless basis.” The public stockholders need not accept this right and may exercise their warrants on a cash basis. Any holder utilizing these cashless exercise rights would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of shares of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants. Any fractional share issuable as a result of these rights will be rounded up to the nearest whole share.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus and the November 2007 Proxy Statement and other documents and filings incorporated by reference hereby constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate Endeavor’s expectations to Endeavor’s stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language contained in the November 2007 Proxy Statement and incorporated herein by reference provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us or American Apparel in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to any of Endeavor, American Apparel or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Endeavor and American Apparel undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

You should be aware that the occurrence of the events described in the “Risk Factors” section of the November 2007 Proxy Statement could have a material adverse effect on Endeavor and American Apparel.

Item 3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

We hereby incorporate the information set forth in the following sections of the November 2007 Proxy Statement (on the pages of such proxy statement indicated below):

•	Summary of Material Terms of the Acquisition on pages 1 and 2;

•	Questions and Answers About the Proposals on pages 3 through 6;

•	Summary of the Proxy Statement on pages 7 through 12;

•	Selected Summary Historical and Pro Forma Consolidated Financial Information on pages 13 through 19;

•	Selected Unaudited Pro Forma Combined Financial Information on pages 20 through 28.

We also hereby incorporate the information set forth in the section entitled “Risk Factors” of the November 2007 Proxy Statement on pages 29 through 44. An investment in our common stock and warrants involves a high degree of risk. You should carefully consider all of the material risks described in the section of the November 2007 Proxy Statement entitled “Risk Factors” before making a decision to invest in our securities.

Item 4.	Use of Proceeds

Assuming the exercise of the unit purchase option and all the warrants for cash, we will receive gross proceeds of $102,564,470. To the extent the unit purchase option and warrants are exercised for cash, we intend to use the proceeds for working capital, operating expenses and other general corporate purposes. If at the time the warrants are exercised we have incurred indebtedness, we may also use the proceeds to repay indebtedness. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

Item 5.	Determination of Offering Price

The offering price of the shares of common stock offered hereby is determined by reference to the exercise price of the warrants. The exercise price of the IPO warrants covering 16,160,745 shares of common stock is $6.00 per share. The offering price of the units, including 350,000 shares of common stock and 350,000 warrants underlying such units, offered hereby is determined by reference to the exercise price of the unit purchase option. The exercise price of the unit purchase option is $10.00 per unit. The exercise price of the warrants underlying the unit purchase option covering 350,000 shares of common stock is $6.00 per share.

Item 6.	Dilution

Not applicable.

Item 7.	Selling Security Holders

Not applicable.

Item 8.	Plan of Distribution

Pursuant to the terms of the warrants, the shares of common stock will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company. Pursuant to the terms of the unit purchase option, the units will be distributed to the option holder delivering a duly executed and completed exercise form to us together with payment for the exercise price.

Item 9.	Description of Securities to be Registered

We hereby incorporate the information set forth in the sections entitled “Description of Endeavor Common Stock and Other Securities” of the November 2007 Proxy Statement on pages 222 through 223, and “Price Range of Securities” on page 224.

Item 10.	Interests of Named Experts and Counsel

Legal Matters

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York.

Experts

The consolidated financial statements of AAI and its subsidiaries at December 31, 2006 and 2005 and for the years then ended included in this prospectus by incorporation by reference to the November 2007 Proxy Statement, have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the CI companies at December 31, 2006 and 2005 and for the years then ended included in this prospectus by incorporation by reference to the November 2007 Proxy Statement, have been audited by SNG Collins Barrow, S.E.N.C.R.L./LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Endeavor at December 31, 2006 and 2005 and for the year ended December 31, 2006 and the period from July 22, 2005 (inception) to December 31, 2005 and from July 22, 2005 (inception) to December 31, 2006 and management’s report on internal controls over financial reporting incorporated by reference from Endeavor’s Form 10-K/A for the year ended December 31, 2006, filed on November 9, 2007 have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as set forth in their reports (which report on the financial statements includes an explanatory paragraph as to Endeavor’s ability to continue as a going concern), appearing elsewhere therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 11.	Material Changes

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007, for the quarter ended June 30, 2007 and for the quarter ended September 30, 2007;

•	our Current Reports on Form 8-K filed December 20, 2006, January 23, 2007, April 16, 2007, July 11, 2007, August 21, 2007 and November 9, 2007;

•	the description of our common stock contained in our Form 8-A, filed December 13, 2005, including any amendment or report filed for the purpose of updating the description of our common stock;

•	our November 2007 Proxy Statement filed November 28, 2007; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of securities.

Potential investors may obtain a copy of any of the agreements summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings without charge by written or oral request directed to Endeavor Acquisition Corp., 970 West Broadway, PMB 402, Jackson, Wyoming 83001 Attention: Chief Financial Officer or (307) 633-2831.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus, which is part of a registration statement filed with the SEC, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement and exhibits filed with the registration statement.

You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings, including reports, proxy statements and other information regarding issuers that file electronically with the SEC, are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

ENDEAVOR ACQUISITION CORP.

16,860,745 Shares of Common Stock

350,000 Units

350,000 Warrants

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

SEC Registration Fee	$3,148.73	*
Legal Fees	$20,000.00
Accounting Fees	$10,000.00
Miscellaneous	$10,000.00
TOTAL	$43,148.73

*	Previously paid. See Explanatory Note following cover page of this Post-Effective Amendment No. 1 on Form S-3 to Form S-1.

Item 15.	Indemnification of Directors and Officers.

The registrant’s Amended and Restated Certificate of Incorporation provides that all directors, officers, employees and agents of the Registrant shall be entitled to be indemnified by the Registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Item 16.	Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 3, 2007.

ENDEAVOR ACQUISITION CORP.

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 3, 2007. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ *	Chairman of the Board and Treasurer	December 3, 2007
Eric J. Watson	(Principal accounting and financing officer)

/s/ Jonathan J. Ledecky	President and Secretary (Principal	December 3, 2007
Jonathan Ledecky	Executive Officer)

/s/ *	Director	December 3, 2007
Jay H. Nussbaum

/s/ *	Director	December 3, 2007
Kerry Kennedy

/s/ *	Director	December 3, 2007
Robert B. Hersov

/s/ *	Director	December 3, 2007
Edward J. Mathias

*By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
Power of Attorney

EXHIBIT INDEX

Exhibit	Description
4.1	Specimen Unit Certificate (incorporated by reference from Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-128440))

4.2	Specimen Common Stock Certificate (incorporated by reference from Exhibit to Registrant’s Registration Statement on Form S-1 (File No. 333-128440))

4.3	Specimen Warrant Certificate (incorporated by reference from Exhibit 4.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-128440))

4.4	Form of Unit Purchase Option (incorporated by reference from Exhibit 4.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-128440))

4.5	Form of Warrant Agreement (incorporated by reference from Exhibit 4.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-128440))

4.6	Warrant Clarification Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference from Exhibit 4.6 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (File No. 001-32697))

5.1	Opinion of Graubard Miller (incorporated by reference from Exhibit 5.1 to Registrant’s Registration Statement on Form S-1 (File No. 128440))

10.1	Amended and Restated Agreement and Plan of Reorganization (incorporated by reference from Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated November 9, 2007)

10.2	Employment Agreement with Dov Charney (incorporated by reference from Exhibit 10.2 to Registrant’s Current Report on Form 8-K dated November 9, 2007)

10.3	Voting Agreement (incorporated by reference from Exhibit 10.2 to Registrant’s Current Report on Form 8-K dated December 20, 2006)

10.4	Lock-Up Agreement (incorporated by reference from Exhibit 10.3 to Registrant’s Current Report on Form 8-K dated December 20, 2006)

10.5	Escrow Agreement (incorporated by reference from Exhibit 10.5 to Registrant’s Current Report on Form 8-K dated December 20, 2006)

10.6	Registration Rights Agreement (incorporated by reference from Exhibit 10.6 to Registrant’s Current Report on Form 8-K dated December 20, 2006)

23.1	Consent of Marcum & Kliegman LLP*

23.2	Consent of Marcum & Kliegman LLP*

23.3	Consent of SNG Collins Barrow, S.E.N.C.R.L./LLP*

23.4	Consent of Graubard Miller (included in Exhibit 5.1)

*	Filed herewith.